Exhibit 99.1

Contact:Anthony D. Ishaug

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 15, 2025)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended September 27, 2025 of $11,136,500 or $3.02 per share diluted compared to net income of $11,120,700 or $3.03 per share diluted in 2024. For the nine months ended September 27, 2025, net income was $31,694,200 or $8.61 per share diluted compared to net income of $30,371,200 or $8.29 per share diluted for the same period last year.

Winmark - the Resale Company®, is a nationally recognized franchisor focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At September 27, 2025, there were 1,377 franchises in operation and over 2,800 available territories.  An additional 77 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	September 27, 2025	December 28, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$39,734,800	$12,189,800
Restricted cash	140,000	140,000
Receivables, net	1,652,900	1,336,400
Income tax receivable	3,000	96,400
Inventories	283,700	397,600
Prepaid expenses	1,249,900	1,205,400
Total current assets	43,064,300	15,365,600

Property and equipment, net	1,296,600	1,419,400
Operating lease right of use asset	1,856,100	2,108,700
Intangible assets, net	2,374,800	2,640,300
Goodwill	607,500	607,500
Other assets	496,200	491,200
Deferred income taxes	4,051,700	4,211,800
	$53,747,200	$26,844,500

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$1,373,200	$1,562,000
Accrued liabilities	4,195,700	1,866,200
Deferred revenue	1,663,200	1,659,700
Total current liabilities	7,232,100	5,087,900
Long-Term Liabilities:
Line of credit/Term loan	30,000,000	30,000,000
Notes payable, net	29,956,500	29,942,800
Deferred revenue	8,355,600	8,027,600
Operating lease liabilities	2,594,000	3,092,800
Other liabilities	1,950,200	1,739,500
Total long-term liabilities	72,856,300	72,802,700
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,561,550 and 3,539,744 shares issued and outstanding	17,792,700	14,790,500
Retained earnings (accumulated deficit)	(44,133,900)	(65,836,600)
Total shareholders’ equity (deficit)	(26,341,200)	(51,046,100)
	$53,747,200	$26,844,500

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue:
Royalties	$20,911,300	$19,512,500	$57,348,000	$54,555,700
Leasing income	46,600	316,200	2,401,100	1,677,400
Merchandise sales	693,600	702,500	2,438,500	2,738,500
Franchise fees	417,600	451,200	1,088,100	1,182,700
Other	563,800	528,500	1,693,700	1,586,800
Total revenue	22,632,900	21,510,900	64,969,400	61,741,100
Cost of merchandise sold	663,300	662,500	2,318,100	2,562,600
Leasing expense	—	—	—	36,600
Provision for credit losses	—	—	—	(1,500)
Selling, general and administrative expenses	7,046,400	5,919,800	21,070,500	18,979,000
Income from operations	14,923,200	14,928,600	41,580,800	40,164,400
Interest expense	(610,300)	(704,100)	(1,833,900)	(2,163,300)
Interest and other income	310,300	386,400	714,800	855,200
Income before income taxes	14,623,200	14,610,900	40,461,700	38,856,300
Provision for income taxes	(3,486,700)	(3,490,200)	(8,767,500)	(8,485,100)
Net income	$11,136,500	$11,120,700	$31,694,200	$30,371,200
Earnings per share - basic	$3.13	$3.16	$8.94	$8.65
Earnings per share - diluted	$3.02	$3.03	$8.61	$8.29
Weighted average shares outstanding - basic	3,553,211	3,520,334	3,543,766	3,510,461
Weighted average shares outstanding - diluted	3,693,154	3,671,121	3,679,745	3,663,309

Winmark Corporation

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 27, 2025	September 28, 2024
OPERATING ACTIVITIES:
Net income	$31,694,200	$30,371,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	295,500	345,600
Amortization of intangible assets	265,500	265,500
Provision for credit losses	—	(1,500)
Compensation expense related to stock options	1,666,900	1,458,200
Deferred income taxes	160,100	135,100
Operating lease right of use asset amortization	252,700	228,200
Tax benefits on exercised stock options	1,091,900	943,300
Change in operating assets and liabilities:
Receivables	(316,500)	(126,900)
Principal collections on lease receivables	—	104,700
Income tax receivable/payable	(998,500)	(881,600)
Inventories	113,900	(55,700)
Prepaid expenses	(44,500)	220,500
Other assets	(5,000)	(7,200)
Accounts payable	(188,800)	(118,700)
Accrued and other liabilities	2,054,900	472,200
Rents received in advance and security deposits	—	(28,000)
Deferred revenue	331,500	375,100
Net cash provided by operating activities	36,373,800	33,700,000
INVESTING ACTIVITIES:
Purchase of property and equipment	(172,700)	(194,900)
Net cash used for investing activities	(172,700)	(194,900)
FINANCING ACTIVITIES:
Payments on notes payable	—	(3,187,500)
Repurchases of common stock	(2,418,700)	—
Proceeds from exercises of stock options	3,754,000	2,715,000
Dividends paid	(9,991,400)	(9,132,100)
Net cash used for financing activities	(8,656,100)	(9,604,600)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	27,545,000	23,900,500
Cash, cash equivalents and restricted cash, beginning of period	12,329,800	13,386,500
Cash, cash equivalents and restricted cash, end of period	$39,874,800	$37,287,000
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$1,815,500	$2,149,200
Cash paid for income taxes	$8,514,100	$8,281,400

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Balance Sheets to the total of the same amounts shown above:
	Nine Months Ended
	September 27, 2025	September 28, 2024
Cash and cash equivalents	$39,734,800	$37,197,000
Restricted cash	140,000	90,000
Total cash, cash equivalents and restricted cash	$39,874,800	$37,287,000